Exhibit 11
                                                                   ----------
                                                                     (1 of 3)

                  MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER COMMON SHARE
                  (In millions, except per common share amounts)




                                                           FOR THE YEAR ENDED
                                                            DECEMBER 31, 1994

                                                                  ASSUMING
                                                    PRIMARY    FULL DILUTION

  Net income ...............................         $795           $795
  Dividends on preferred stock..............           (1)            (1)
                                                     ----           ----
  Earnings applicable to common
    stockholders............................         $794           $794
                                                     ====           ====


Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding.............................          597            597
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents.............................           41             41
  Shares of common stock assumed repurchased
    for treasury(a).........................          (34)           (34)
                                                     ----           ----

  Adjusted shares of common stock and common
    stock equivalents for computation.......          604            604
                                                     ====           ====



Earnings per common share...................        $1.32          $1.32
                                                    =====          =====
--------------------------------

(a) At an average market price of $23.58 for primary and fully diluted as the December 31, 1994 market price of $18.38 was less than the average market price of $23.58.

                                                                   Exhibit 11
                                                                   ----------
                                                                     (2 of 3)

                  MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER COMMON SHARE
                  (In millions, except per common share amounts)

                                                           FOR THE YEAR ENDED
                                                            DECEMBER 31, 1993

                                                                  ASSUMING
                                                    PRIMARY    FULL DILUTION


  Income before extraordinary item..........        $ 627          $ 627
  Loss on early debt retirements, less
    applicable income tax benefit of
    $26 million.............................           45             45
                                                    -----          -----
  Net income ...............................          582            582
  Dividends on preferred stock..............           (1)            (1)
                                                    -----          -----
  Earnings applicable to common
    stockholders............................          581            581

  Add back:
  Convertible preferred stock dividends.....            1              1
                                                    -----          -----
  Earnings as adjusted for purposes of
    computing earnings per share............        $ 582          $ 582
                                                    =====          =====
Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding(b)..........................          524            524
  Assumed conversion of preferred stock.....           27             27
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents.............................           51             51
  Shares of common stock assumed repurchased
    for treasury(c).........................          (40)           (35)
                                                    -----          -----
  Adjusted shares of common stock and common
    stock equivalents for computation.......          562            567
                                                    =====          =====
Earnings per common and common equivalent shares:
  Income before extraordinary item..........        $1.12          $1.11
  Loss on early debt retirements............         (.08)          (.08)
                                                    -----          -----
                                                    $1.04          $1.03
                                                    =====          =====
--------------------------------

(b) Amounts have been retroactively restated to reflect a two-for-one stock split effected in the form of a 100% stock dividend declared in the second quarter of 1993.

(c) At an average market price of $25.24 for primary. The December 31, 1993 market price of $28.25 for fully diluted was used as it is higher than the average 1993 market price of $25.24.

                                                                   Exhibit 11
                                                                   ----------
                                                                     (3 of 3)

                  MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER COMMON SHARE
                  (In millions, except per common share amounts)



                                                           FOR THE YEAR ENDED
                                                            DECEMBER 31, 1992

                                                                  ASSUMING
                                                    PRIMARY    FULL DILUTION

  Net income ...............................         $609           $609
  Dividends on preferred stock..............          (20)           (20)
                                                     ----           ----
  Earnings applicable to common
    stockholders............................         $589           $589
                                                     ====           ====


Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding(b)..........................          524            524
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents.............................           40             40
  Shares of common stock assumed repurchased
    for treasury(d).........................          (32)           (28)
                                                     ----           ----

  Adjusted shares of common stock and common
    stock equivalents for computation.......          532            536
                                                     ====           ====



Earnings per common share...................        $1.11          $1.10
                                                    =====          =====
--------------------------------

(d) At an average market price of $16.99 for primary. The December 31, 1992 market price of $19.81 for fully diluted was used as it is higher than the average 1992 market price of $16.99.